Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-85648, 333-71974, 333-58474 and
333-82529), Form S-4 (File Nos. 333-40646 and 333-78219) and Form S-8 (File Nos.
333-56117, 333-52536, 333-45629 and 333-64168) of Raytheon Company of our report dated June 11, 2002 relating to the financial statements of the Raytheon Savings and Investment Plan, which appears in this Form 10-K/A.


/s/ PricewaterhouseCoopers
    PricewaterhouseCoopers


Boston, Massachusetts
June 11, 2002